EXECUTION

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of December 1, 2006, among HSBC Bank USA, National Association (the “Assignor”), HSI Asset Securitization Corporation (the “Depositor”), Countrywide Home Loans Servicing LP (the “Servicer”) and Countrywide Home Loans, Inc. (the “Company”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Deutsche Bank National Trust Company, not individually but solely as trustee on behalf of the HSI Asset Securitization Corporation Trust 2006-HE2 (the “Assignee”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Exhibit 1 annexed hereto (the “Assigned Loan Schedule”), which are subject to that certain Mortgage Loan Servicing Rights Purchase and Servicing Agreement, dated as of December 1, 2006, between the Assignor and the Company, as amended by that certain Amendment Reg AB dated as of December 1, 2006 (the “Servicing Agreement”), shall be subject to the terms of this AAR Agreement. A copy of the relevant servicing provisions of the Servicing Agreement is attached as Exhibit 2 hereto. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

The Servicer shall service the Assigned Loans in accordance with the Servicing Agreement as modified by this AAR Agreement.

Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to the Depositor all of its right, title, interest and obligations in, to and under the Servicing Agreement and the Depositor hereby assumes all rights and obligations with respect to the Assigned Loans under the Servicing Agreement. Assignor specifically reserves and does not assign to the Depositor any right, title and interest in, to or under any Mortgage Loans subject to the Servicing Agreement other than those set forth on Exhibit l.

Recognition of the Assignee and Assumption by the Assignee

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2. From and after the date hereof, the Servicer shall and does hereby recognize that the Depositor will transfer the Assigned Loans and assign its rights and obligations under the Servicing Agreement (solely to the extent set forth herein) and this AAR Agreement to the Assignee pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2006 (the “Pooling Agreement”), among the Depositor, Deutsche Bank National Trust Company, as trustee (the “Trustee”) (including its successors in interest and any successor trustees under the Pooling Agreement), OfficeTiger Global Real Estate Services Inc., as credit risk manager, the Master Servicer, Citibank, N.A., as securities administrator, and Wells Fargo Bank, N.A., as custodian. The Assignee acknowledges that all such rights and obligations (insofar as such obligations relate to (1) the covenants of the Assignor under the Servicing Agreement with respect to the Assigned Loans and (2) the obligations of the Assignor under Section 7.1 of the Servicing Agreement with respect to the Assigned Loans) are hereby assumed by the Assignee. The Servicer hereby acknowledges and agrees that from and after the date hereof (i) the Assignee will be the owner of the Assigned Loans, (ii) the Servicer shall look solely to the Assignee for performance of any obligations of the Assignor insofar as they relate to (1) the covenants of the Assignor under the Servicing Agreement with respect to the Assigned Loans and (2) the obligations of the Assignor under Section 7.1 of the Servicing Agreement with respect to the Assigned Loans, (iii) the Assignee shall have all the rights and remedies available to the Assignor, insofar as they relate to the Assigned Loans, under the Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company and the Servicer thereunder insofar as they relate to the Assigned Loans, and (iv) all references to the Assignor (insofar as they relate to the rights, title and interest and, with respect to obligations of the Assignor, only insofar as they relate to (1) the covenants of the Assignor under the Servicing Agreement with respect to the Assigned Loans and (2) the obligations of the Assignor under Section 7.1 of the Servicing Agreement with respect to the Assigned Loans) under the Servicing Agreement insofar as they relate to the Assigned Loans, shall be deemed to refer to the Assignee. None of the Servicer, the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans or the Servicer’s performance under the Servicing Agreement with respect to the Assigned Loans without the prior written consent of the Assignee. The Servicer hereby acknowledges that CitiMortgage, Inc. has been appointed as the Master Servicer of the Assigned Loans pursuant to this AAR Agreement and therefore has the right to enforce all obligations of the Servicer, as they relate to the Assigned Loans, under the Servicing Agreement and this AAR Agreement. Notwithstanding the foregoing, it is understood that the Servicer shall not be obligated to defend, indemnify and hold harmless the Master Servicer, the Securities Administrator, the Assignee, the Assignor and the Depositor against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, solely and directly resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer, the Securities Administrator, the Assignee, as applicable, or (ii) the failure of the Master Servicer, the Securities Administrator or the Trustee, as applicable, to perform the obligations of the Assignee with respect to this AAR Agreement, or as the “Owner” or “Purchaser” with respect to the servicing provisions of the Servicing Agreement.

Representations; Warranties and Covenants

3. Assignor warrants and represents to the Depositor, the Servicer, the Company and the Assignee as of the date hereof:

a.
Attached hereto as Exhibit 2 is a true and accurate copy of the relevant provisions of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
Assignor has the full right to transfer any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all claims and encumbrances; and upon transfer to Assignee, Assignee shall have any and all of Assignor's interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all claims and encumbrances;

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c.
Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Servicer or the Company with respect to the Assigned Loans or the Servicing Agreement;

d.
Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to acquire, own and transfer its interest, rights and obligations under the Servicing Agreement;

e.
Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

f.
No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

g.
There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

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4. Assignee warrants and represents to, and covenants with, Assignor, the Depositor, the Servicer and the Company as of the date hereof:

a.
Decision to Purchase. The Assignee is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this AAR Agreement.

b.	Authority. The Assignee is duly and legally authorized to enter into this AAR Agreement and to perform its obligations hereunder and under the Servicing Agreement.

c.
Enforceability. This AAR Agreement has been duly authorized, executed and delivered by the Assignee and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceed-ing in equity or at law).

5. Each of the Servicer and the Company, as applicable, warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

a.
The Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder, except as contemplated herein;

b.
Each of the Servicer and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be, and has all requisite power and authority to perform its obligations under the Servicing Agreement;

c.
Each of the Servicer and the Company has full corporate or limited partnership, as applicable, power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of each of the Servicer’s and the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s or the Company’s organizational documentation or any legal restriction, or any material agreement or instrument to which the Servicer or the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or the Company or its property is subject, except in such case where the conflict, breach or violation would not have a material adverse effect on the Servicer or the Company or its ability to perform its obligations under this AAR Agreement. The execution, delivery and performance by the Servicer and the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate or limited partnership, as applicable, action on the part of the Servicer and the Company. This AAR Agreement has been duly executed and delivered by the Servicer and the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Servicer and the Company, enforceable against the Servicer and the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

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d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer or the Company in connection with the execution, delivery or performance by the Servicer or the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer’s or the Company's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Servicer or the Company, would adversely affect the Servicer’s or the Company's execution or delivery of, or the enforceability of, this AAR Agreement, or the Servicer’s or the Company's ability to perform its obligations under this AAR Agreement; and

f.
The Company hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.1 of the Servicing Agreement, are true and correct in all material respects as of the date hereof. The Servicer hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 3.2 of the Servicing Agreement, are true and correct in all material respects as of the date hereof.

Amendment of the Servicing Agreement

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6. In connection with the transfer of the Mortgage Loans hereunder, the Servicer agrees that, from and after the date hereof, each Mortgage Loan transferred hereunder will be subject to, and serviced under, the Servicing Agreement, provided that, solely with respect to the Mortgage Loans transferred hereunder, the following modifications shall be made:

a.	The definition of “Business Day” in Article 1 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, Maryland, Massachusetts, Minnesota, New York or Texas are authorized or obligated by law or executive order to be closed.

b.	A new definition of “Permitted Investments” is hereby added to Article 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Securities Administrator, the Assignee or any of their respective affiliates or for which an affiliate of the any of the foregoing serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Assignee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

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(vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

(viii) provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

c.	The following new definitions are hereby added to Article 1 immediately following the definition of “Qualified Insurer” to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

REMIC: A Areal estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as applicable, as the foregoing may be in effect from time to time.

d.	A new paragraph is added at the end of Section 5.2 to read as follows:

Servicer shall not waive any Prepayment Penalty with respect to any Mortgage Loan which contains a Prepayment Penalty which prepays during the term of the penalty. If Servicer fails to collect the Prepayment Penalty upon any prepayment of any Mortgage Loan which contains a Prepayment Penalty, Servicer shall pay the Seller at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Penalty which was not collected. Notwithstanding the above, Servicer may waive a Prepayment Penalty without paying the Seller the amount of the Prepayment Penalty (i) if the Mortgage Loan is in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan, and the waiver of such Prepayment Penalty is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Penalty in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default), (ii) if the collection of the Prepayment Penalty would be in violation of applicable laws, (iii) if the collection of such Prepayment Penalty would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (iv) notwithstanding any state or federal law to the contrary, any instance when a Mortgage Loan is in foreclosure.

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e.	The first paragraph of Section 5.4 of the Servicing Agreement (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended to read as follows:

(i)
Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain a Custodial Account entitled ‘in trust for the Trustee on behalf of the HSI Asset Securitization Corporation Trust 2006-HE2 Trust’, in the form of time deposit or demand accounts. Servicer shall provide the Seller with written evidence of the creation of such Custodial Account(s) upon the request of the Seller;

(ii)	by adding a new paragraph at the end of the section to read as follows:

“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust. The risk of loss of moneys required to be remitted to the Securities Administrator resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

f.	A new Section 5.20 (Compliance with REMIC Provisions) is hereby added to the Servicing Agreement to read as follows:

Section 5.20. Compliance with REMIC Provisions. If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) materially and adversely affect the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

g.
Section 6.2(a) is hereby amended by replacing the reference to “each Remittance Date” with “the eighteenth (18th) calendar day (or if such day is not a Business Day, the immediately following Business Day) of the month of each Remittance Date.”

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h.	Sections 6.4 and 6.5 are hereby deleted in their entirety.

i.	Section 7.5 (Servicer Not to Resign) is hereby amended by replacing each reference to “the Seller” with “the Master Servicer.”

j.	Section 8.1 (Termination Due to an Event of Default) is hereby amended by replacing each reference to “the Seller” with “the Master Servicer.”

k.	A new Section 9.19 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 9.19. Amendment. This Agreement may be amended, but only to the extent such amendment affects the Mortgage Loans, by written agreement signed by the Seller, the Assignee and the Master Servicer (in furtherance of the Master Servicer’s rights, duties and obligations as Master Servicer for the Trust). In respect of any such amendment, the Assignee and the Master Servicer agree to be bound by the requirements for entering into such amendment provided in Section 12.01(b) of the pooling and servicing agreement, including the delivery of any opinion of counsel required therein.

7. All remittances required to be made by the Servicer to the Seller under the Servicing Agreement shall be made to the Securities Administrator by wire transfer to the following account, or to such other account as may be specified by the Securities Administrator from time to time:

Citibank, N.A.
ABA#021-000-089
Acct Name: Structured Finance Incoming Wire
Acct. No: 3617-2242
Ref:  HASCO 2006-HE2 A/C# 106229

8. Pursuant to Section 6.2(a) of the Servicing Agreement, the Servicer shall furnish to the Master Servicer (i)(a) monthly loan data in a mutually agreed-upon format, (b) default loan data in a mutually agreed-upon format and (c) information regarding the realized losses and gains in a mutually agreed-upon format, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and the Servicer, and (iii) all supporting documentation reasonably necessary and available with respect to the information required above.

9. Notwithstanding any term hereof to the contrary, the execution and delivery of this AAR Agreement by the Trustee is solely in its capacity as trustee for the Trust and not individually, and any recourse against the Trustee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of the Trust.

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It is expressly understood and agreed by the parties hereto that (i) this AAR Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee on behalf of HSI Asset Securitization Corporation Trust 2006-HE2, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements by the Assignee is made and intended for the purpose of binding only the HSI Asset Securitization Corporation Trust 2006-HE2, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the HSI Asset Securitization Corporation Trust 2006-HE2 (including, but not limited to, any amounts to be paid under the Servicing Agreement), or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the HSI Asset Securitization Corporation Trust 2006-HE2 under this AAR Agreement, the Pooling Agreement or any related document.

Miscellaneous

10. All demands, notices and communications related to the Assigned Loans, the Purchase and Servicing Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

a. In the case of Company,

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Darren Bigby and Michael Schloessmann

b. In the case of the Servicer,

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attn: John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

c. In the case of Assignor,

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: HASCO 2006-HE2

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d. In the case of Depositor,

HSI Asset Securitization Corporation
452 Fifth Avenue, 10th Floor
New York, New York 10018
Attention: Head MBS Principal Finance

e. In the case of the Trustee,

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - HB06H2
Telephone: (714) 247-6000
Facsimile: (714) 247-6329

f. In the case of the Master Servicer,

CitiMortgage, Inc.
4000 Regent Blvd.
Irving, Texas, 75063
Attention: Master Servicing Division, Compliance Manager - HE2
Telephone: (469) 220-0916
Facsimile: (469) 220-1572

11. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

12. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

13. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, Depositor, Servicer or Company may be merged or consolidated shall without the requirement for any further writing, be deemed Assignor, Assignee, Depositor, Servicer or Company, respectively hereunder.

14. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15. In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION
Assignor

By: /s/ Jon E Voigtman
Name: Jon E. Voigtman
Title: Managing Driector #14311

HSI ASSET SECURITIZATION CORPORATION
Depositor

By: /s/ Andrea Lenox
Name: Andrea Lenox
Title: Vice President

COUNTRYWIDE HOME LOANS, INC.
Company

By: /s/ Kushal Bhakta
Name: Kushal Bhakta
Title: First Vice President

COUNTRYWIDE HOME LOANS SERVICING LP
By: Countrywide GP, Inc., its General Partner
Servicer

By: /s/ Kushal Bhakta
Name: Kushal Bhakta
Title: First Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as Trustee on behalf of HSI Asset Securitization Corporation Trust 2006-HE2
under the Pooling Agreement

By:  /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

CITIMORTGAGE, INC., as Master Servicer
By:  /s/ Tommy R Harris
Name: Tommy R Harris
Title: Senior Vice President

EXHIBIT l

ASSIGNED LOAN SCHEDULE

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EXHIBIT 2

SERVICING AGREEMENT

2-1

The following are excerpts of the relevant servicing provisions of:

MORTGAGE LOAN SERVICING RIGHTS PURCHASE AND SERVICING AGREEMENT

This Mortgage Loan Servicing Rights Purchase and Servicing Agreement is dated and effective as of December 1, 2006 (the “Agreement”), among HSBC Bank USA, N.A., having an address at 452 Fifth Avenue, New York, NY 10018 (the “Seller”), and Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 (“Countrywide”) and Countrywide Home Loans Servicing LP, having an address at 7105 Corporate Drive, Plano, Texas 75024 (the “Servicer”).

ARTICLE I

DEFINITIONS

Unless the context otherwise requires, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supercede such term:

Accepted Servicing Practices: With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law and that the Seller customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with accepted servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan or ARM: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agencies: Both the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

Agreement: This Mortgage Loan Servicing Rights Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan and (ii) the purchase price of the Mortgaged Property at the time of origination of the Mortgage Loan, provided, however, that with respect to a refinanced Mortgage Loan in which the Mortgagor purchased the related Mortgaged Property twelve (12) months or more prior to the origination date of such refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

Assignment Agreement: An assignment, assumption and recognition agreement or assignment and assumption agreement duly executed by and between Seller and Countrywide with respect to an assignment and assumption agreement or by and between Seller, Countrywide and the applicable Company with respect to an assignment, assumption and recognition agreement, in each case, in the form set forth in Exhibit G attached hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of California or Texas are authorized or obligated by law or executive order to be closed.

Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Closing: The consummation of the sale and purchase of each Servicing Rights Package.

Closing Date: With respect to each sale and purchase of a Servicing Rights Package as contemplated hereunder, the closing date on which the purchase and sale of the Servicing Rights constituting a Servicing Rights Package is consummated, as set forth in the related Trade Confirmation and Purchase Confirmation.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

Company: The Person that originated or acquired the Mortgage Loans and sold the Mortgage Loans to the Seller pursuant to a Purchase Agreement. The related Company will be as defined in the related Assignment Agreement.

Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Countrywide: Any entity which purchases the Servicing Rights pursuant to this Agreement or its successor in interest or any successor or assign to or designee of Countrywide under this Agreement as herein provided. Unless the context requires otherwise, all references to "Countrywide" in this Agreement shall be deemed to include such successors in interest, assignees or designees of Countrywide including Countrywide Home Loans Servicing LP.

Custodial Account: The account or accounts created and maintained pursuant to Section 5.4, each of which shall be an Eligible Account.

Cut-off Date: With respect to each sale and purchase of a Servicing Rights Package as contemplated hereunder, the cut-off date as set forth in the related Purchase Confirmation.

Determination Date: With respect to each Remittance Date, the fifteenth (15th) day of the calendar month in which such Remittance Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately succeeding.

Due Date: The day of the month on which a Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein or, (ii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 5.6, each of which shall be an Eligible Account.

Escrow Payments: The amounts held in an Escrow Account which include amounts being held for payment of taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor pursuant to a Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 8.1.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration.

Fannie Mae: The Federal National Mortgage Association or any successor organization.

Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 5.12.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by Servicer pursuant to this Agreement), a determination made by Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Servicer shall maintain records, prepared by a servicing officer of Servicing, of each Final Recovery Determination.

Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan.

Hazardous Substances: Any substances, materials or waste that are or become regulated under applicable federal, state or local laws or regulations or that are classified as hazardous or toxic under federal, state or local laws or regulations.

Index: With respect to any Adjustable Rate Mortgage Loan, the index rate as set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Adjustment Date.

Interest Adjustment Date: With respect to each Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds, Other Insurance Proceeds and REO Disposition proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise.

LPMI Fee: With respect to an LPMI Loan, the LPMI Fee Rate for such LPMI Loan times the Stated Principal Balance of the LPMI Loan as of the applicable Cut-off Date.

LPMI Fee Rate: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the LPMI Policy with respect to such LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LPMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan issued by a Qualified Insurer and paid by the lender.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount to the Appraised Value of the Mortgage Loan.

MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS® System: The electronic system of recording transfers of mortgages maintained by MERS.

MIN: The mortgage identification number issued to each Mortgage Loan registered with MERS on the MERS® System.

MOM Loan: A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the record mortgagee on the related Mortgage, solely as nominee for the originator of such Mortgage Loan, and its successors and assigns, at the origination thereof.

Monthly Advances: The aggregate of the advances made by Seller on any Remittance Date pursuant to Section 6.3 of this Agreement.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other such instrument securing a Mortgage Note, which creates a first lien or second lien, as specified in the related Mortgage Loan Schedule, on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien or second lien, as specified in the related Mortgage Loan Schedule, upon a leasehold estate of Mortgagor, as the case may be.

Mortgage File: The file containing the Mortgage Loan Documents, all other documents in connection with the origination of a particular Mortgage Loan, and all appraisals and/or appraisal reviews and/or any property valuations relating to a Mortgaged Property.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, if applicable.

Mortgage Loan: A mortgage loan identified in a Mortgage Loan Schedule and related to the Servicing Rights purchased by Countrywide pursuant to this Agreement.

Mortgage Loan Documents: The following documents pertaining to any Mortgage Loan:

(a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ____________ without recourse" and signed in the name of the Seller by an authorized officer;

(b) The original Assignment of Mortgage for each Mortgage Loan [in blank] or, in the event that the Seller has sent such Assignment of Mortgage for recordation with the applicable public recording office, a copy thereof certified by the Seller to be a true and correct copy of the original sent for recordation (except for Mortgage Loans registered with the MERS® System);

(c) The original Mortgage (or certified copy thereof) with evidence of recording thereon (except for MOM Loans, evidence of the related MIN);

(d) The originals of all intervening assignments of mortgage with evidence of recording thereon (except for Mortgage Loans registered with the MERS® System, in which case, the originals of all intervening assignments of mortgage with evidence of recording thereon from the originator to MERS); and

(e) The original mortgagee title insurance policy.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to Seller on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee Rate and the LPMI Fee Rate, if applicable.

Mortgage Loan Schedule: With respect to each Servicing Rights Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation as Exhibit A thereto.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: An obligor on a Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds: Proceeds of any PMI Policy.

Prepayment Interest Excess: The interest collected by Countrywide with respect to any Mortgage Loan serviced by Countrywide as to which a Principal Prepayment in full or in part occurs from the 1st day of the month through the 15th day of the month in which such Remittance Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the period beginning on the first day of the Principal Prepayment Period through the last day of the month preceding the month in which the Remittance Date occurs, which Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan prior to such Mortgage Loan's Due Date, the amount of interest (at the Mortgage Loan Remittance Rate) commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the calendar month in which the related Prepayment Period begins, inclusive.

Prepayment Penalty: Any penalty required to be paid by the Mortgagor with respect to a Principal Prepayment.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: As to any Remittance Date, the period from and including the sixteenth (16th) calendar day of the month preceding the month in which such Remittance Date occurs to and including the fifteenth (15th) calendar day of the month in which such Remittance Date occurs.

Prior Servicer: Any Person that was the servicer of any Mortgage Loan before the Servicer became the servicer of such Mortgage Loan.

Purchase Agreement: Each agreement pursuant to which the Seller acquires and the Company sells the Mortgage Loans and the Servicing Rights related thereto. The Purchase Agreement will be as defined in the related Assignment Agreement.

Purchase Confirmation: Those certain purchase confirmations substantially in the form of Exhibit E hereto, executed by the Seller and Countrywide in connection with the purchase and sale of each Servicing Rights Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the Purchase Price for such Servicing Rights related to the Mortgage Loans, the Closing Date, the Cut-off Date and the Servicing Transfer Date.

Purchase Price: The purchase price to be paid by Countrywide for the Servicing Rights related to the Mortgage Loans which, unless otherwise specified in the Purchase Confirmation, shall equal the product of (i) the Purchase Price Percentage, times (ii) the Stated Principal Balance of the Mortgage Loans.

Purchase Price Percentage: The purchase price percentage set forth in the related Purchase Confirmation.

Purchase Proceeds: The purchase proceeds to be paid by Countrywide for the Servicing Rights constituting each Servicing Rights Package, as set forth in a funding schedule in the form of Exhibit A hereto.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Remittance Date: The twenty-first (21st) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such twenty-first (21st ) day is not a Business Day, the first Business Day immediately preceding.

REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to Countrywide as set forth in Section 5.13.

REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Seller as described in Section 5.13.

Servicer: Countrywide Home Loans Servicing LP or its successor in interest or any successor or assign to or designee of Countrywide Home Loans Servicing LP under this Agreement.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, and (iv) compliance with the obligations under this Agreement including Section 5.9.

Servicing Fee: The monthly amount Countrywide shall be entitled to retain as its servicing fee, in addition to all other amounts to which Countrywide is entitled. The Servicing Fee as set forth in the related Trade Confirmation.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation and/or the Purchase Confirmation.

Servicing File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Mortgage Loan Documents together with the credit documentation relating to the origination of such Mortgage Loan, and all documents, files and other information reasonably necessary to service the Mortgage Loans which Servicing File may be maintained by Countrywide on microfilm or any other comparable medium.

Servicing Officer: Any officer of Countrywide involved in, or responsible for, the admin-istration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to the Seller upon request, as such list may from time to time be amended.

Servicing Rights: The rights to service the Mortgage Loans, which rights shall include, without limitation: (a) the right to receive all amounts payable with respect to the Mortgage Loans and to retain any interest income relating thereto; (b) the right to receive and retain the Servicing Fee, late fees, assumption fees, penalties, or similar payments with respect to the Mortgage Loans, excluding all Prepayment Penalties or other similar charges, unless otherwise set forth in the Transaction Documents; (c) all custodial rights to service the Escrow Payments and Escrow Accounts with respect to the Mortgage Loans, including, but not limited to, the right to retain any interest income relating thereto; (d) all custodial rights to service any accounts and payments related to the Mortgaged Property with respect to the Mortgage Loans, including, but not limited to, the right to retain any interest income relating thereto; (e) all rights to “clean-up calls” or other rights of termination with respect to the Mortgage Loans; (f) the right to possess and use the Mortgage Files relating to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (g) all rights of the Seller under any agreement or document that creates, defines or evidences the right to service the Mortgage Loans; and (h) all rights, powers and privileges incidental to the foregoing.

Servicing Rights Package: The Servicing Rights sold to Countrywide pursuant to a Purchase Confirmation and identified on a Mortgage Loan Schedule.

Servicing Transfer Date: With respect to each sale and purchase of Servicing Rights as contemplated hereunder, the servicing transfer date as set forth in the related Purchase Confirmation or Trade Confirmation, or such other date as mutually agreed upon between Countrywide and Seller.

Stated Principal Balance: The unpaid principal balance of the Mortgage Loans at the related Cut-off Date, after application of scheduled payments of principal due on or before the Cut-off Date, whether or not collected.

Trade Confirmation: A letter agreement executed by and between Countrywide and the Seller prior to the applicable Closing Date confirming the general terms and conditions of a prospective transaction contemplated herein and identifying certain loan characteristics of the Servicing Rights constituting the Servicing Rights Package to be purchased hereunder.

Transaction Documents: The Trade Confirmation, the Purchase Confirmation and this Agreement.

Underwriting Guidelines: Credit underwriting guidelines that are consistent with investor-quality mortgage loans and with generally accepted industry underwriting standards for sub-prime or prime mortgage loans, as applicable, unless otherwise set forth in the related Trade Confirmation and/or Purchase Confirmation.

Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

VA: The Department of Veterans Affairs, or any successor thereto.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.1 Servicer to Act as Servicer. Servicer, as independent contract servicer, shall service and administer Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Servicer may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Servicer shall employ procedures in accordance with Accepted Servicing Practices. Countrywide shall be responsible for any and all acts of Servicer and any subcontractor employed by Countrywide or Servicer, and the utilization of a subservicer or a subcontractor contracted by Countrywide or Servicer shall in no way relieve liability of either Countrywide or Servicer under this Agreement.

In accordance with the terms of this Agreement, Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Seller; provided, however, that Servicer shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Seller's consent. Servicer may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Servicer determines in its reasonable discretion, that default is imminent and if Servicer determines that granting such forbearance or suspension is in the best interest of the Seller. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Servicer shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 6.3 of this Agreement. Without limiting the generality of the foregoing, Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Seller, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Servicer, the Seller shall furnish Servicer with any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties under this Agreement.

Servicer will furnish, with respect to each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and requisite information on its borrower credit files to Equifax Credit Information Service, Inc., Experian Information Solution, Inc., and Trans Union, LLC, on a monthly basis. Countrywide will also comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

If the Mortgage Loans or any REO Properties are included in a Pass-Through Transfer, or transferred to an Agency and included in a security, that is a REMIC, Servicer shall not take any action or fail to take any action that could materially and adversely affect the status of any REMIC related to the Mortgage Loans, or impose upon the REMIC a tax on prohibited transactions or contributions, unless Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not materially and adversely affect such REMIC status or result in the imposition of any tax on the REMIC.

Servicer shall monitor the Mortgage Loans on an ongoing basis, in compliance with applicable regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”).

Section 5.2 Collection of Mortgage Loan Payments. Servicer shall collect all payments due under each Mortgage Loan in accordance with Accepted Servicing Practices. Further, Servicer shall take care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, and all other charges that are required to be escrowed in accordance with Accepted Servicing Practices.

Section 5.3 Realization Upon Defaulted Mortgage Loans. Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Servicer shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Seller, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Seller after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Servicer through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Servicer shall notify the Seller in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Servicer and delivered to the Seller pursuant to the terms and conditions of this Agreement. Servicer shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

Notwithstanding the foregoing provisions of this Section 5.3 or any other provision of this Agreement, with respect to any Mortgage Loan as to which Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, Servicer shall not, on behalf of the Seller, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Seller would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Seller to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Seller to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 5.3 shall be advanced by Servicer, subject to Servicer’s right to be reimbursed therefor from the Custodial Account.

If Servicer determines, as described above, that it is in the best economic interest of the Seller to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then Servicer shall take such action as it deems to be in the best economic interest of the Servicer, provided, however, that Servicer shall not proceed with such clean-up, remediation, foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Servicing Advances and Monthly Advances made by Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by Servicer, subject to Servicer’s right to be reimbursed therefor from the Custodial Account.

Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Other Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.5; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to Servicer pursuant to Section 5.5.

Section 5.4 Establishment of Custodial Accounts; Deposits in Custodial Accounts. Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts. Servicer shall provide the Seller with written evidence of the creation of such Custodial Account(s) upon the request of the Seller.

Servicer shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it:

(a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(c) all proceeds from a Cash Liquidation;

(d) all PMI Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.8, 5.10 and 5.11, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Servicer's normal servicing procedures, the loan documents or applicable law;

(e) all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Servicer's normal servicing procedures, the loan documents or applicable law;

(f) all Monthly Advances;

(g) any amounts required to be deposited by Servicer pursuant to Section 5.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Servicer's own funds, without reimbursement therefor);

(i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Servicer's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) 0.25% and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

(j) any amounts required to be deposited by Servicer in connection with any REO Property pursuant to Section 5.13 and any amounts required to be deposited pursuant to Section 5.14 and Section 5.17.

The foregoing requirements for deposit in the Custodial Account are exclusive. The Seller understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 5.16) need not be deposited by Servicer in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Servicer and Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.5(d).

Notwithstanding anything to the contrary contained in this Agreement, Servicer shall not be be obligated to deposit in the Custodial Account any amounts due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Servicemembers Civil Relief Act.

Section 5.5 Permitted Withdrawals From the Custodial Account. Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make payments to the Seller in the amounts and in the manner provided for in Sections 6.1 and 6.3;

(b) to reimburse itself for Monthly Advances (Servicer's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Servicer's right to reimbursement hereunder shall be prior to the rights of the Seller. Notwithstanding the foregoing, Servicer may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Seller;

(c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Servicer's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, and Other Insurance Proceeds; [provided, however, that Servicer may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Seller;

(d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan, and (iii) the Prepayment Interest Excess, if any;

(e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.3 or otherwise, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

(f) to pay any amount required to be paid pursuant to Section 5.13 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(g) to reimburse itself for any amounts deposited in the Custodial Account in error; and

(h) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 5.6 Establishment of Escrow Accounts; Deposits in Escrow Accounts. Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Servicer shall provide the Seller with written evidence of the creation of such Escrow Account(s) upon the request of the Seller.

Servicer shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 5.7. Servicer shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Servicer shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Section 5.7 Permitted Withdrawals From Escrow Account. Servicer may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Servicer, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.8 Transfer of Accounts. Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Account and the Servicer shall notify the Seller in writing within a reasonable period of time after such transfer has taken place.

Section 5.9 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each Mortgage Loan, Servicer shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Servicer shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

Servicer will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.4(cc), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Servicer will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Servicer shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.16, Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Servicer shall obtain a replacement PMI Policy as provided above.

Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, LPMI Policy, and the insurance or guarantee relating thereto, as applicable (excluding such exception, the “Credit Enhancement”), and Servicer shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If the Seller shall at any time after the related Closing Date notify Servicer in writing of its desire to obtain any such Credit Enhancement, the Seller and Servicer shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

Section 5.10 Maintenance of Hazard Insurance. Servicer shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a Qualified Insurer and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Servicer shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Servicer shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Servicer's normal servicing procedures. The Seller understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Servicer or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Servicer and shall provide for at least thirty (30) days prior written notice to Servicer of any cancellation, reduction in the amount of coverage or material change in coverage. Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Servicer shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

Section 5.11 Maintenance of Mortgage Impairment Insurance. If Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans issued by an issuer that has a Best rating of A:V, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10. If such blanket policy contains a deductible clause and there shall not have been maintained on the related Mortgaged Property or REO Property an additional individual policy complying with Section 5.10, upon the occurrence of a loss that would have been covered by such individual policy, Servicer shall deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Servicer agrees to prepare and present, on behalf of the Seller, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Section 5.12 Fidelity Bond; Errors and Omissions Insurance. Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Fannie Mae or Freddie Mac for an approved seller/servicer. Upon request of the Seller, Servicer shall provide to the Seller a certificate of insurance which certifies coverage of such Fidelity Bond and errors and omissions insurance policy under this Section 5.12.

Section 5.13 Title, Management and Disposition of REO Property.

(a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Servicer for the benefit of the Seller, or in the event the Seller is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Seller shall acknowledge in writing that such title is being held as nominee for the benefit of the Seller.

(b) Management. Servicer shall either itself or through an agent selected by Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by Servicer to the Seller within five (5) days of the Seller's request therefor. Servicer shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Servicer deems to be in the best interest of the Seller. Servicer shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10 hereof and the fees of any managing agent acting on behalf of Servicer. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Servicer, the Seller may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Seller shall reimburse Servicer for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

(c) Disposition. Servicer shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Servicer determines, and gives an appropriate notice to the Seller, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Servicer shall, if requested by the Seller, report monthly to the Seller as to the progress being made in selling such REO Property. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the REO Property is held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless Servicer provides to the Purchaser under such REMIC an Opinion of Counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Additionally, Servicer shall perform the tax withholding and reporting as required by 6050J of the Code.

Each REO Disposition shall be carried out by Servicer at such price and upon such terms and conditions as Servicer deems to be in the best interest of the Seller. If, as of the date title to any REO Property was acquired by Servicer, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Servicer as provided above, shall be deposited in the Custodial Account and distributed to the Seller in accordance with Section 6.1.

Section 5.14 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, Servicer shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, the same Index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Servicer shall promptly, upon written request therefor, deliver to the Seller such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Servicer or the Seller that Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Servicer shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Seller thereby without reimbursement therefor.

Section 5.15 Notification of Maturity Date. With respect to each Balloon Mortgage Loan, Servicer shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Section 5.16 Assumption Agreements. Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Servicer shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Servicer shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 5.16, the Seller authorizes Servicer, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, Servicer shall follow the underwriting practices and procedures employed by Servicer for mortgage loans originated by Servicer for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Servicer shall notify the Seller that any such substitution of liability or assumption agreement has been completed by forwarding to the Seller or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding anything to the contrary contained herein, Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 5.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 5.17 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, Servicer shall immediately notify the Seller. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 5.4, have been or will be so deposited and shall request delivery to it of the portion of the Mortgage File held by the Seller. Upon receipt of such notice and request, the Seller, or its designee, shall within five (5) Business Days release or cause to be released to Servicer the related Mortgage Loan Documents and Servicer shall prepare and process any satisfaction or release. In the event that the Seller fails to release or cause to be released to Servicer the related Mortgage Loan Documents within five (5) Business Days of Servicer’s request therefor, the Seller shall be liable to Servicer for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Servicer resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Seller may have under the mortgage instruments, Servicer, upon written demand, shall remit to the Seller the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Servicer shall maintain the Fidelity Bond insuring Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Seller shall, within five (5) Business Days of Servicer’s request and delivery to the Seller, or the Seller's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Servicer the portion of the Mortgage File held by the Seller or its designee. Pursuant to the servicing receipt, Servicer shall be obligated to return to the Seller the related Mortgage File when Servicer no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Seller fails to release or cause to be released to Servicer the portion of the Mortgage File held by the Seller or its designee within five (5) Business Days of Servicer’s request therefor, the Seller shall be liable to Servicer for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Servicer resulting from such failure. Upon receipt of notice from Servicer stating that such Mortgage Loan was liquidated, the Seller shall release Servicer from its obligations under the related servicing receipt.

Section 5.18 Servicing Compensation. As compensation for its services hereunder, Servicer shall be entitled to withdraw from the Custodial Account the amounts provided for as Servicing Fees. The Servicing Fee shall be payable monthly and shall be computed on the basis of the unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Seller to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 5.5) of such Monthly Payments. Additional servicing compensation in the form of assumption fees (as provided in Section 5.16), late payment charges, prepayment penalties (if set forth in the related Transaction Documents) or otherwise shall be retained by Servicer to the extent not required to be deposited in the Custodial Account. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 5.19 Superior Liens. In the event that Servicer has reasonable cause to believe or has been notified that either a senior or junior lien is in default, Servicer shall attempt to determine the status of the related senior lien, if applicable.

If Servicer discovers, upon investigation of the status of the senior lien pursuant to the previous paragraph, that any superior lienholder has accelerated or intends to accelerate the obligations secured by the first lien, or has declared or intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, Servicer shall take, on behalf of the Seller, whatever actions are necessary to protect the interests of the Seller in accordance with Accepted Servicing Practices, including advancing an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. Notwithstanding anything to the contrary set forth herein, Servicer shall not be required to make any Servicing Advance (including those contemplated in this Section 5.19) if it determines in its reasonable good faith judgment that such Servicing Advance would not be recoverable pursuant to the Agreement.

ARTICLE VI

PROVISIONS OF PAYMENTS AND REPORTS TO
SELLER

Section 6.1 Distributions. On each Remittance Date, Servicer shall distribute to the Seller (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 5.5; plus (b) all Monthly Advances, if any, that Servicer is obligated to distribute pursuant to Section 6.3; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; provided, however, all Principal Prepayments received during the Principal Prepayment Period shall be distributed by Countrywide to the Seller on each Remittance Date minus any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 5.4, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the first Determination Date after the Closing Date, adjusted to the Mortgage Loan Remittance Rate, exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

Section 6.2 Periodic Reports to the Seller.

(a) Monthly Reports. Not later than each Remittance Date, Servicer shall furnish to the Seller via any electronic medium a monthly report in a form mutually agreeable to Servicer and the Seller, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

(b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Seller pursuant to a deed-in-lieu of foreclosure, Servicer shall submit to the Seller a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Servicer and delivered to the Seller pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Seller, Servicer shall furnish to the Seller a statement describing Servicer's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Servicer shall also provide the Seller with such information concerning the Mortgage Loans as is necessary for the Seller to prepare its federal income tax return and as the Seller may reasonably request from time to time. The Seller agrees to pay for all reasonable out-of-pocket expenses incurred by Servicer in connection with complying with any request made by the Seller hereunder if such information is not customarily provided by Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 6.3 Monthly Advances by Servicer. Not later than one (1) day prior to each Remittance Date, Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Servicer, whether or not deferred pursuant to Section 6.1, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Servicer may use amounts on deposit in the Custodial Account for future distribution to the Seller to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Servicer uses any funds being held for future distribution to the Seller to satisfy its obligations under this Section 6.3, Servicer shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Seller pursuant to Section 6.1.

Servicer's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) a Final Recovery Determination in connection with any REO Property. In no event shall Servicer be obligated to make an advance under this Section 6.3 if at the time of such advance it reasonably determines that such advance will be unrecoverable.

Section 6.4 Annual Statement as to Compliance. On or before March 5th of each calendar year, commencing in 2007, Servicer shall deliver to the Seller a statement of compliance addressed to the Seller and signed by an authorized officer of Servicer, to the effect that (i) a review of Servicer’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable reconstitution agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, Servicer has fulfilled all of its servicing obligations under this Agreement and any applicable reconstitution agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof. Copies of such statement shall be provided by the Seller to any Person identified as a prospective purchaser of the Mortgage Loans. The Seller shall notify Servicer prior to providing any such copies. In the event that Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer, Servicer shall deliver an officer’s certificate of the subservicer as described above as to each subservicer as and when required with respect to Servicer

Section 6.5 Annual Independent Certified Public Accountants' Servicing Report. Servicer shall, on or before March 5th of each year, beginning in the year following the Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Seller to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Servicer and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

Section 6.6 Seller’s Access to Servicer’s Records. The Seller shall have access upon reasonable notice to Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Servicer that relate to the performance or observance by Servicer of the terms, covenants or conditions of this Agreement. Further, Servicer hereby authorizes the Seller, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Servicer, or its parent company, prepared by or at the request of Servicer for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Servicer also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Servicer's ability to perform under this Agreement. The Seller agrees to reimburse Servicer for any out-of-pocket costs incurred by Servicer in connection with its obligations under this Section 6.6.

ARTICLE VII

COVENANTS BY SERVICER

Section 7.1 Additional Indemnification by Servicer. Servicer shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to the failure of Servicer to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement. Notwithstanding the foregoing, the Seller shall indemnify Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Servicer may sustain in any way related to (a) actions or inactions of Servicer with respect to any Mortgage Loan which are inconsistent with the obligations imposed on Servicer pursuant to the terms of this Agreement, taken or omitted upon the written direction of the Seller, (b) the failure of the Seller or the custodian to perform its obligations under Section 5.17 of this Agreement, (c) the failure of the Seller to perform its obligations in subsections (i) and (ii) in Section 7.4 of this Agreement, or (d) the failure of the Seller to perform its obligations in Sections 5.1, 5.13(b), 6.2, 6.6, 7.3, 7.6, 8.2, 9.6, 9.15 and 9.18 of this Agreement.

Section 7.2 Third Party Claims. Each party to this Agreement shall promptly notify the other parties in writing of the existence of any material fact known to it giving rise to any obligations of the other party under Sections 3.5 and 7.1 and, in the case of any claim brought by a third party, which may give rise to any such obligations, each party shall promptly notify the other party of the making of such claim or the commencement of such action by a third party as and when same becomes known to it. The indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume and control defense of any third party claim, including, without limitation, the right to designate counsel and to control all negotiations, litigation, settlements, compromises and appeals of any such claim or potential claim; provided that the counsel is satisfactory to the indemnified party (“Indemnified Party”) in the exercise of its reasonable discretion. The party not controlling the defense or prosecution of any such claim may participate at its own costs and expense. Notwithstanding the foregoing, if Countrywide or Servicer is the Indemnified Party and Countrywide or Servicer reasonably believes that the assumption of the defense or prosecution of all or a portion of a third party claim is necessary to assure that its right or ability to enforce a material portion of its other mortgage loans or servicing rights or to assure that its method of doing business or its authority and approvals to service are not materially impaired, then, upon notice to Seller from Countrywide or Servicer, Seller shall permit such assumption by Countrywide or Servicer, provided that Countrywide or Servicer shall be solely responsible for all costs and fees related to the defense or prosecution as the case may be. However, Countrywide’s or Servicer’s payment of such costs shall in no way limit or waive the indemnification obligations of Seller pursuant to the terms of this Agreement. Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any third party claim, without the written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, such consent shall not be required for such a claim involving less than Ten Thousand Dollars ($10,000), unless the other party reasonably believes that the settlement, compromise, declination to appeal or other disposition may (i) prejudice the party in connection with other claims or potential claims, or (ii) result in injunctive or other relief (excepting the payment of monetary damages) against the party that could materially interfere with the business, operations, assets, condition or prospects of the party. Following the discharge of the Indemnifying Party's obligations, the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries received by the Indemnified Party with respect to any claim with respect to which it is reimbursed for losses.

Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such other time as may be required by the applicable investor, insurer or third party claimant. As to any claim for indemnity for which notice is given as hereinbefore provided, the corresponding obligation of indemnity shall continue to survive until whichever of the following events first occurs: (i) the Indemnifying Party shall have discharged its obligation of indemnity to the Indemnified Party with respect to such claim, as required hereunder; (ii) a court of competent jurisdiction shall have finally determined that the Indemnifying Party is not liable to the Indemnified Party with respect to such claim; or (3) the Indemnified Party shall have released in writing (or be held to have released) the Indemnifying Party from any liability with respect to such claim.

Section 7.3 Merger or Consolidation of Servicer. Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Servicer shall be a party, or any Person succeeding to the business of Servicer, shall be the successor of Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Seller, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 7.4 Limitation on Liability of Servicer and Others. Neither Servicer nor any of the officers, employees or agents of Servicer shall be under any liability to the Seller for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Servicer or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Servicer and any officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Events of Default by Servicer shall occur and shall not have been remedied within the time limits set forth in Section 8.1(a) of this Agreement, the Seller shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Seller records with the recording office as permitted herein an Assignment of Mortgage which designates the Seller as the holder of record of the Mortgage, the Seller agrees that it shall (i) provide Servicer with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Servicer receives such notice; and (ii) immediately complete, sign and return to Servicer any document reasonably requested by Servicer to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Servicer. The Seller further agrees that Servicer shall have no liability for the Seller’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. Servicer shall have no liability to the Seller and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Servicer may, with the consent of the Seller, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Seller will be liable, and Servicer shall be entitled to be reimbursed therefor from the Seller upon written demand except when such expenses, costs and liabilities are subject to Servicer’s indemnification under Section 7.1.

Section 7.5 Servicer Not to Resign. Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Servicer and the Seller or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer. Any such determination permitting the resignation of Servicer shall be evidenced by Servicer’s delivery to the Seller of an Opinion of Counsel in a form reasonably acceptable to the Seller. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder.

Section 7.6 No Transfer of Servicing. Countrywide acknowledges that the Seller acts in reliance upon Countrywide’s and the Servicer’s independent status, the adequacy of their servicing facilities, plant, personnel, records and procedures, their integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 7.6, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Seller, which consent may not be unreasonably withheld.

ARTICLE VIII

TERMINATION OF SERVICER AS SERVICER

Section 8.1 Termination Due to an Event of Default.

(a) Events of Default. Each of the following shall be an Event of Default by Servicer if it shall occur and be continuing:

(i) any failure by Servicer to remit to the Seller any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by the Seller; or

(ii) any failure on the part of Servicer to duly observe or perform in any material respect any of the covenants or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by the Seller; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property; or

(v) Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) Servicer shall cease to be an Agency approved servicer; or

(vii) Servicer attempts to assign its right to servicing compensation hereunder, except as permitted under this Agreement or to assign this Agreement or the servicing responsibilities hereunder, except as permitted under this Agreement; or

(vii) Servicer fails to duly perform, within the required time period, its obligations under Sections 6.4 and 6.5 of this Agreement, which failure continues unremedied for a period of nine (9) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by. Such written notice may be given to Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

In case one or more Events of Default by Servicer shall occur and shall not have been remedied, the Seller, by notice in writing to Servicer may, in addition to whatever rights the Seller may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Seller. Upon written request from the Seller, Servicer shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Servicer's sole expense. Servicer agrees to cooperate with the Seller in effecting the termination of Servicer's responsibilities and rights hereunder, including the transfer to the Seller, for administration by it, of all cash amounts which shall at the time be credited by Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered on MERS, or (ii) the Servicer shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to execute and deliver such other notices, documents and other instruments as may be necessary to remove such Mortgage Loans from the MERS system or (y) in causing MERS to designate on the MERS system the successor servicer of such Mortgage Loans.

(b) Waiver of Event of Default. The Seller may waive any default by Servicer in the performance of Servicer’s obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 8.2 Termination by Other Means. The respective obligations and responsibilities of Countrywide and Servicer shall terminate with respect to any Servicing Rights Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or upon the Final Recovery Determination of all REO Property in such Servicing Rights Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide, Servicer and the Seller in writing; or (c) the purchase by Servicer of all outstanding Mortgage Loans and REO Property in a Servicing Rights Package at a price equal to (i) in the case of a Mortgage Loan, 100% of the outstanding principal balance of each Mortgage Loan on the date of such purchase plus accrued interest thereon through the last day of the month of purchase, and (ii) in the case of REO Property, the lesser of (1) 100% of the outstanding principal balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the fair market value of such REO Property at the time of purchase.

The right of Servicer to purchase all outstanding Mortgage Loans in a Servicing Rights Package pursuant to (c) above shall be conditional upon (i) the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such purchase aggregating less than ten percent (10%), unless otherwise set forth in the Trade Confirmation, of the aggregate Stated Principal Balances of the Mortgage Loans on the related Cut-off Date, and (ii) the determination by Servicer that the reasonable costs and expenses incurred by Servicer in the performance of its servicing obligations hereunder with respect to such Mortgage Loans exceed the benefits accruing to Servicer therefrom.

With regard to any Mortgage Loan that is more than ninety (90) days delinquent (each a “Non-Performing Mortgage Loan”), the Seller shall have the one time right each calendar month to acquire the Servicing Rights relating to such Non-Performing Mortgage Loan provided that the Seller (i) reimburses Servicer for all outstanding and unreimbursed Servicing Advances and Monthly Advances made by Servicer pursuant to this Agreement and (ii) pays to Servicer the Administrative Fee. As used in this Section 8.2, the term “Administrative Fee” shall mean an amount equal to $250.00/Non-Performing Mortgage Loan for the first ten (10) Non-Performing Loans and $100.00/Non-Performing Mortgage Loan thereafter.

With regard to any Mortgage Loan that is more than one hundred twenty (120) days delinquent, the Seller shall have the one time right each calendar month to acquire the Servicing Rights relating to such Non-Performing Mortgage Loan provided the Seller reimburses Servicer for all outstanding and unreimbursed Servicing Advances and Monthly Advances made by Servicer pursuant to this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i) if to the Seller:

To the address and contact set forth in the related Purchase Confirmation.

(ii) if to Countrywide:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Michael W. Schloessmann, Vice President

(iii) if to Servicer:

Countrywide Home Loans Servicing, LP
450 American Way, MS SV3-A
Simi Valley, California 93065
Attention: Legal Department

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 9.2  Reserved.

Section 9.3  Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.4  General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 9.5  Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.6  Further Agreements. The Seller shall execute and deliver to Countrywide and Countrywide shall execute and deliver to the Seller such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.7  Execution of Agreement. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be deemed binding when executed by both Countrywide and the Seller. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Section 9.8  Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and Countrywide and the respective permitted successors and assigns of the Seller and the successors and assigns of Countrywide. The Seller may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Seller hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Seller and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Sellers" outstanding hereunder with respect to the Mortgage Loans related to a Servicing Rights Package. This Agreement may not be assigned, pledged or hypothecated or otherwise transferred or encumbered by Countrywide, in whole or part, without the consent of the Seller, which shall not be unreasonably withheld. If Countrywide assigns all of its rights as Countrywide hereunder relating to some or all of the Mortgage Loans, the assignee of Countrywide, upon notification to the Seller, will become “Countrywide” hereunder with respect to the Servicing Rights assigned hereby.

Section 9.9  Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any relevant jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 9.10 Costs and Expenses. Countrywide shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer of the Servicing Rights to Countrywide shall be paid by the Seller. Such costs and expenses shall include, without limitation, termination fees, file shipping costs, life of loan flood certificates, life of loan tax service contracts and costs relating to the preparation and recording of assignments of mortgage, as applicable. Until all files and documents relating to the Mortgage Loans have been delivered to Countrywide, as applicable, the risk of loss of any such file or document shall be borne by the Seller. The Seller shall compensate Countrywide for any reasonable out-of-pocket expenses expended or accrued by Countrywide in connection with any securitization of the Mortgage Loans, regardless if such securitization fails to be consummated for any reason provided that such expense has been approved by the Seller which approval shall not be unreasonably withheld.

Section 9.11 Attorneys' Fees. If any claim, legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within said jurisdiction.

Section 9.13  Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

Section 9.14 Entire Agreement. This Agreement and the related Trade Confirmation and related Purchase Confirmation constitutes the entire understanding between the parties hereto with respect to each Servicing Rights Package and supersedes any and all prior or contemporaneous oral or written communications with respect to the same. It is expressly understood and agreed by Countrywide and the Seller that no employee, agent or other representative of the Seller or Countrywide has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or related Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both the parties hereto. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the related Trade Confirmation and this Agreement, the terms of the related Trade Confirmation shall control, and in the event of any conflict, inconsistency or ambiguity between the terms and conditions of the related Purchase Confirmation and the related Trade Confirmation or this Agreement, the terms of the related Purchase Confirmation shall control.

Section 9.15 Confidentiality. The Seller and Countrywide hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller or Countrywide to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 9.16 Reserved.

Section 9.17 Further Assurances. The Seller agrees that it will at any time and from time to time, upon the reasonable request of Countrywide, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better vesting and confirming unto Countrywide and its successors and assigns the title to and possession of the Servicing Rights or as shall be necessary to effect the transactions provided for in this Agreement.

Section 9.18 Reserved.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused these presents to be executed by their proper corporate officers as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC.,
as Countrywide

By  _____________________________
Jordan Cohen
Vice President

COUNTRYWIDE HOME LOANS SERVICING, LP
as Servicer

By: Countrywide GP, Inc., its general partner

By:  _____________________________
Name:
Title:

HSBC BANK USA, N.A.
as the Seller

By  _____________________________
Name:
Title:

AMENDMENT REG AB
TO THE MORTGAGE LOAN SERVICING RIGHTS PURCHASE AND
SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of December 1, 2006, by and between Countrywide Home Loans, Inc. (the “Company”), and HSBC Bank USA, Inc. (the “Owner”) to that certain Mortgage Loan Servicing Rights Purchase and Servicing Agreement, dated as of December 1, 2006 by and between the Company and the Owner (as amended, modified or supplemented, the “Existing Agreement”).

W I T N E S S E T H

WHEREAS, the Company and the Owner have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.
Accordingly, the Company and the Owner hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2(g)(i)(A)(1).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Company and the Owner and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2(c)(iii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Owner or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Owner and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a) Intent of the Parties; Reasonableness.

2

The Owner and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and Section 302 of the Sarbanes Oxley Act. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the parties acknowledge that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings. The parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Owner or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Owner, including, any Subservicer, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

The Owner agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Owner will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

(b) Additional Representations and Warranties of the Company.

(i) The Company shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or any Depositor under Section 2(c) that, except as disclosed in writing to the Owner or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Subservicer; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company, any Subservicer and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB which are identified in writing by the Owner or Depositor within five (5) Business Days in advance of the Securitization Transaction.

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(ii) If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 2(c), the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within five Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or cause each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Owner and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

(i) Reserved.

(ii) Reserved.

(iii) If reasonably requested by the Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

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(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

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(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a brief description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to Servicer by the Owner or the Depositor in writing in advance of such Securitization Transaction:

(1) any servicer;
(2) any trustee;
(3) any originator;
(4) any significant obligor;
(5) any enhancement or support provider; and
(6) any other material transaction party.

(iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer to) (a) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement that qualifies as an “entry into a material definitive agreement” under Item 1.01 of the form 8-K, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Owner, Master Servicer or Depositor, as evidenced by a writing provided by either the Owner, Master Servicer, or Depositor, and (4) any material litigation or governmental proceedings involving the Company or any Subservicer.

(v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Existing Agreement, respectively, or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Owner, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

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(vi) The Company shall provide to the Owner and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Owner, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company in writing within five (5) Business Days in advance of the Securitization Transaction, and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Owner or any Master Servicer.

(vii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events, along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D:

(a) any modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period; and

(b)  material breaches of transaction covenants under the Existing Agreements, as amended herein, or the applicable Reconstitution Agreement related to the Securitization Transaction the Company has executed.

(d) Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Owner, the Master Servicer and the Depositor a statement of compliance addressed to the Owner, such Master Servicer, and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

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(e) Report on Assessment of Compliance and Attestation.

(i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A) deliver to the Owner, the Master Servicer and the Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer);

(B) deliver to the Owner, the Master Servicer and the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Owner, the Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D) deliver or cause each Subservicer and Subcontractor described in Section 2(e)(i)(C) above to deliver to the Owner, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission, unless required by applicable law.

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The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein “Investor” shall mean the Master Servicer) or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

If reasonably requested by the Owner, the Depositor, or the Master Servicer, the Company shall provide to the Owner, the Depositor, or the Master Servicer, evidence of the authorization of the person signing the certification or statement provided pursuant to Section 2(d) and 2(e) of this Amendment Reg AB.

(f) Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

(i) It shall not be necessary for the Company to seek the consent of the Owner, the Master Servicer or any Depositor to the utilization of any Subservicer. If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(c)(vi), 2(c)(vii), 2(d), and 2(e) of this Amendment Reg AB, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Amendment Reg AB. The Company shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

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(ii) It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer, or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Owner of the parties involved in the Owner’s Securitization Transaction, the Company shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Owner, the Master Servicer and the Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification; Remedies.

(i) The Company shall indemnify the Owner, each affiliate of the Owner and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided in writing under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

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(B) any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

(C) any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer or any Participating Entity.

(ii) (A) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, or Subcontractor of written notice of such failure from the Owner or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to immediately terminate, without further notice or grace period, the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, the Owner shall appoint a successor servicer reasonably acceptable to a Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under the Existing Agreement, the Amendment Reg AB, and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

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(B) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Owner or Depositor shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(C) The Company shall promptly reimburse the Owner (or any affected designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii) The Owner shall indemnify and hold harmless the Company, each affiliate of the Company, any Subservicer, any Participating Entity, and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission with respect to a Securitization Transaction or the omission or alleged omission to state in any filing with the Commission with respect to a Securitization Transaction a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any information other than Company Information included in or omitted from any filing with the Commission with respect to a Securitization Transaction.

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(iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

(v) The indemnifications provided for in Section 2(g) shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

(vi) The Master Servicer shall be considered a third-party beneficiary of 2(d), 2(e) and 2(g) of this Amendment Reg AB (with regard to Section 2(g), solely with respect to noncompliance under 2(d) and 2(e) of this Amendment Reg AB), entitled to all the rights and benefits hereof as if it were a direct party to this Amendment Reg AB.

3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall notify the Owner for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreement.

4. The Existing Agreement is hereby amended by adding the exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Owner and the respective permitted successors and assigns of the Company and the successors and assigns of the Owner.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HSBC Bank USA, National Association

Owner

By:  ____________________
Name: Jay Kilpatrick
Title: SVP

COUNTRYWIDE HOME LOANS, INC.

Company

By:  ____________________
Name:
Title:

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date:  _______________________

By:  ________________________
Name:  ______________________
Title:  _______________________

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Owner], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

B-1

(5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:  _______________________

By:  ________________________
Name:  ______________________
Title:  _______________________

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